As Filed with the Securities and Exchange Commission on July 16, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

IRADIMED CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Number)	73-1408526 (I.R.S. Employer Identification Number)

1025 Willa Springs Dr.

Winter Springs, FL 32708

(407) 677-8022

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Roger Susi

President

iRadimed Corporation

1025 Willa Springs Dr.

Winter Springs, FL 32708

(407) 677-8022

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to

Leib Orlanski, Esq.

Anh Q. Tran, Esq.

K&L Gates LLP

10100 Santa Monica Blvd., 7th Floor

Los Angeles, California 90067

Telephone (310) 552-5000

Facsimile (310) 552-5001

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-196875

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(4)
Common Stock, $0.0001 par value per share(2)	$2,415,000	$311.05
Underwriters’ Warrants to Purchase Common Stock(3)	$—	$—
Common Stock Underlying Underwriters’ Warrants, $0.0001 par value per share(3)	$273,000	$35.16
Total Registration Fee		$346.21

(1)          Estimated solely for the purpose of calculating the amount of the registration in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)          Includes the aggregate offering price of additional shares the underwriters have the option to purchase in this offering to cover over-allotments, if any.

(3)          The Registrant will sell to the underwriters for this public offering warrants to purchase up to 201,600 shares of common stock.  The warrants will be exercisable at a per share exercise price of $8.13, which is equal to 130% of the public offering price.  As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriters’ warrants is $1,638,000. The registration fee for $1,365,000 of such amount was previously paid.  In accordance with Rule 457(g) under the Securities Act, because the shares of the Registrant’s common stock underlying the underwriters’ warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)          Registration fee being paid concurrently with the filing hereof.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATION AND INCORPORATION

OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) by Iradimed Corporation, a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Company’s Registration Statement on Form S-1 (Registration No. 333-196875), which was declared effective by the Commission on July 15, 2014.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

All exhibits filed with or incorporated by reference in Registration Statement No. 333-196875 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following which are filed herewith:

Exhibit Number	Document

5.1	Opinion of K&L Gates LLP
23.1	Consent of McGladrey LLP, Independent Registered Public Accounting Firm.
23.3	Consent of K&L Gates LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney

* Incorporated by reference to Registration Statement on Form S-1 (file no. 333-196875).

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winter Springs, Florida, on the 16th day of July, 2014.

Iradimed Corporation

By:	/s/ Roger Susi
Name:	Roger Susi
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Roger Susi	Chief Executive Officer, President, and Director (Principal Executive Officer)	July 16, 2014
Roger Susi

/s/ Chris Scott	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	July 16, 2014
Chris Scott

*	Chairman of the Board	July 16, 2014
James Hawkins

*	Director	July 16, 2014
Serge Novovich

*	Director	July 16, 2014
Monty Allen

* By:	/s/ Roger Susi
Roger Susi, as Attorney in Fact

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INDEX TO EXHIBITS

Exhibit Number	Document

5.1	Opinion of K&L Gates LLP
23.1	Consent of McGladrey LLP, Independent Registered Public Accounting Firm.
23.3	Consent of K&L Gates LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney

* Incorporated by reference to Registration Statement on Form S-1 (file no. 333-196875).

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